UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2015

TARGA RESOURCES PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-33303	65-1295427
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana, Suite 4300

Houston, TX 77002

(Address of principal executive office and Zip Code)

(713) 584-1000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Second Amended and Restated Credit Agreement

On February 23, 2015, Targa Resources Partners LP (the “Partnership”) entered into the First Amendment, Waiver and Incremental Commitment Agreement (the “Amendment”), dated as of February 23, 2015, to its Second Amended and Restated Credit Agreement (the “Original Agreement”) with Bank of America, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C issuer and the lenders party thereto.

The Amendment amends the Original Agreement to increase the borrowing capacity of the Partnership’s existing credit facility from an aggregate principal amount of $1,200,000,000 to $1,600,000,000 (with an option to increase such maximum aggregate principal amount by up to $300,000,000 in the future, subject to the terms of the Original Agreement, as amended). In addition, the Amendment also amends certain provisions of the Original Agreement in connection with the Partnership’s proposed acquisition (the “APL Merger”) of Atlas Pipeline Partners, L.P. (“APL”), including, among other things, the designation of each of APL and its subsidiaries as an “Unrestricted Subsidiary” under the Original Agreement upon the consummation of the APL Merger.

The description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated in this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	First Amendment, Waiver and Incremental Commitment Agreement, dated as of February 23, 2015, by and among Targa Resources Partners LP, Bank of America, N.A. and the other parties signatory thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TARGA RESOURCES PARTNERS LP

	By:	Targa Resources GP LLC,
its general partner

Dated: February 26, 2015	By:	/s/ Matthew J. Meloy
Matthew J. Meloy
Senior Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	First Amendment, Waiver and Incremental Commitment Agreement, dated as of February 23, 2015, by and among Targa Resources Partners LP, Bank of America, N.A. and the other parties signatory thereto.